Consent of Independent Registered Public Accounting Firm

The Board of Directors
World Acceptance Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-52166, 33-98938, 333-107426, 333-14399, 333-135621) on Form S-8 and the registration statement (No. 333-139445) on Form S-3 of our reports dated May 25, 2007, with respect to the consolidated balance sheets of World Acceptance Corporation and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2007, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007, and the effectiveness of internal control over financial reporting as of March 31, 2007, which reports appear in the March 31, 2007 annual report on Form 10-K of World Acceptance Corporation. Our report on the consolidated financial statements refers to the fact that the Company adopted Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment, effective April 1, 2006.

Greenville, South Carolina
May 25, 2007